BRITISH	NUMBER: 616873
COLUMBIA

COMPANY ACT

CERTIFICATE OF INCORPORATION

I Hereby Certify that

MEDICAL VENTURES CORP.

has this day been incorporated under the Company Act

Issued under my hand at Victoria, British Columbia

on November 02, 2000

/s/ John S. Powell

JOHN S. POWELL
Registrar of Companies
PROVINCE OF BRITISH COLUMBIA
CANADA